Exhibit 99.2

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED Extraordinary Care That Changes Lives Option Care Health, Inc. Q1 2026 Earnings Call April 30, 2026 1

Disclaimers

Forward-Looking Statements

This presentation may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, other future financial results, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws, regulations or trade policies applicable to our business model; loss of relationships with managed care organizations and other non-governmental third party payers; changes in the pharmaceutical industry, including limiting or discontinuing research, development, production and marketing of pharmaceuticals compatible with our services; changes in market conditions and receptivity to our services and offerings; and pending and future litigation or potential liability for claims not covered by insurance. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our reports as filed with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Measures

In addition to reporting financial information in accordance with generally accepted accounting principles ("GAAP"), we are also reporting Adjusted net income, Adjusted EBITDA, and Adjusted diluted earnings per share ("Adjusted diluted EPS"), each of which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, net profit margin, earnings per share or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, our definitions of Adjusted net income, Adjusted EBITDA, and Adjusted diluted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by us: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, net of tax adjustments; (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses; and (iii) Adjusted diluted EPS represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, we may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of our business operations and facilitate comparisons to our historical operating results. We have not reconciled Adjusted EBITDA and Adjusted diluted EPS guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each historical adjusted measure to the most comparable GAAP financial measure are set forth at the end of this presentation.

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED
Q1 '26 Earnings Call Presentation | April 30, 2026 2

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED o Mixed Q1 results o Strong execution across Acute o Transitional period for Chronic o Continued focus on strategic initiatives o Full - year 2026 guidance o Adjusting Net Revenue guidance and Cash Flow from Operations target o Maintaining Adj. EBITDA and Adj. Diluted EPS guidance o Taking decisive actions to reaccelerate revenue growth trajectory and drive greater long - term value creation Q1 RESULTS & FULL - YEAR 2026 UPDATE Q1 '26 Earnings Call Presentation | April 30, 2026 3

Q1 2026 FINANCIAL PERFORMANCE

Revenue

($ in millions except EPS)



$1,333
$1,351

	Q1-25	Q1-26
Adj. EBITDA $	**$112**	**$105**
GAAP Diluted EPS	**$0.28**	**$0.29**
Adj. Diluted EPS	**$0.40**	**$0.40**

Growth Highlights vs. PY

- **Revenue +1%**
  - Acute: High single digit growth
  - Chronic: Slight decline
    - IG/neuro portfolio solid growth
    - Offset by chronic inflammatory portfolio (CID) decline and certain other specialty therapies
- **EBITDA (-6%)**
  - Strong Acute performance and strategic initiatives offset by CID headwind
- **Adj. Diluted EPS flat**
  - +$0.02 YoY benefit from share repurchases
- **Q1 Operating Cash Flow (-$12M)**
  - Consistent with seasonal patterns

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED

Q1 '26 Earnings Call Presentation | April 30, 2026 4

FY ’26 Guidance Update + Growth vs. PY 1 © 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED 5 Guidance Key Assumptions FULL - YEAR 2026 GUIDANCE & KEY ASSUMPTIONS o FY ’26 o Approx. ( - 600bps) total company Net Revenue growth headwind from CID o Approx. ( - $55M) GP$ headwind from CID, to be realized evenly over the year o Effective tax rate 26% - 28% o Net interest expense $50M - $55M o Q2 ’26 sequential growth assumptions vs. Q1 ’26 o Net Revenue: +Mid - single digits o Adj. EBITDA: +High - single digits o Net Revenue $5.675B to $5.775B, +1% o Adj. Diluted EPS $1.82 to $1.92, +9% o Adj. EBITDA $480M to $505M, +5% o Cash Flow from Operations of at least $320M 1 Growth represents ’26 midpoint of guidance compared to 2025 results Q1 '26 Earnings Call Presentation | April 30, 2026

Contact Us Our Website © 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED investors@optioncarehealth.com optioncarehealth.com 6 Q1 '26 Earnings Call Presentation | April 30, 2026

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED Reconciliation to Non - GAAP Measures For historical reconciliations of non - GAAP financial measures, please see our SEC filings and other financial reports, which are available on our website at investors.optioncarehealth.com 7 Q1 '26 Earnings Call Presentation | April 30, 2026